INDEPENDENT AUDITORS' CONSENT       EXHIBIT 24


We consent to the incorporation by reference in Registration Statements Nos. 33-53953, 33-32740, 33-35525, 33-47828, 33-
63398, 33-59701, 333-27621, 333-27623 and 333-40767 of
The E. W. Scripps Company and subsidiary companies on Form S-8 and Registration Statement Nos. 33-43989 and 33-36641 of
The E. W. Scripps Company and subsidiary companies on Form S-3 of our report dated January 22, 1998, appearing in this Annual Report on Form 10-K of The E. W. Scripps Company and subsidiary companies for the year ended December 31, 1997.










DELOITTE & TOUCHE LLP
Cincinnati, Ohio
March 27, 1998